SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Advanced Analogic Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	77-0462930
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

830 East Arques Avenue, Sunnyvale, California, 94085

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-123798

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

Advanced Analogic Technologies Incorporated (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-123798), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2005 or subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the offering

3.4*	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering

4.1*	Form of the Registrant’s Common Stock Certificate

10.13*	Amended and Restated Investors’ Rights Agreement dated October 27, 2003

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Advanced Analogic Technologies Incorporated filed on April 4, 2005, as amended (File No. 333-123798).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 9, 2005	ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

	By:	/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer, Vice President of
Worldwide Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the offering

3.4*	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering

4.1*	Form of the Registrant’s Common Stock Certificate

10.13*	Amended and Restated Investors’ Rights Agreement dated October 27, 2003

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Advanced Analogic Technologies Incorporated filed on April 4, 2005, as amended (File No. 333-123798).